Exhibit 10.3

                    ASSUMPTION AND INDEMNIFICATION AGREEMENT
                    ----------------------------------------


     This Assumption and Indemnification Agreement ("Agreement") is entered into as of May 23, 2006, by and among Tradestar Services, Inc., a Nevada corporation ("Tradestar"), Tradestar Acquisition Sub, L.L.C., a Nevada limited liability company ("Buyer"), The Cymri Corporation, a Texas corporation (the "Maker"), and Larry M. Wright, Robert G. Wonish and Franklin M. Cantrell, Jr. (collectively, the "Guarantors").

                                    RECITALS

          A. Under the terms of that certain Stock Purchase Agreement, dated effective as of June 1, 2004, among Don E. Claxton and Betty Jane Claxton, C.F. ("Skip") Kimball, III, and Linda R. Kimball, and The Irene and Alvin Bellaire, Jr. Trust (individually called "Payee" and collectively as "Payees") and the Maker (the "Stock Purchase Agreement"), the Maker acquired all of the issued and outstanding capital stock of Petroleum Engineers, Inc., a Louisiana corporation ("PEI"), Triumph Energy, Inc., a Louisiana corporation ("Triumph"), and Petroleum Engineers International, Inc., a Louisiana corporation ("PEI Int'l" and together with PEI and Triumph, the "Company Subsidiaries"), (the "Stock Sale").

          B. Pursuant to the Stock Purchase Agreement and as part of the consideration for the Stock Sale, the Maker executed and delivered the following promissory notes (collectively, the "Promissory Notes") and the Guarantors and the Company Subsidiaries guaranteed the obligations of the Maker under the Promissory Notes:

               1. Promissory Note, dated December 3, 2004, payable by the Maker to Don E. Claxton and Betty Jane Claxton;

               2. Promissory Note, dated December 3, 2004, payable by the Maker to The Irene and Alvin Bellaire, Jr. Trust; and

               3. Promissory Note, dated December 3, 2004, payable by the Maker to C.F. ("Skip") Kimball, III and Linda R. Kimball.

          C. Under the terms of that certain Agreement and Plan of Merger, dated of even date herewith (the "Merger Agreement"), by and among Tradestar, Buyer, the Maker, and the Guarantors and Michael W. Hopkins, the Maker will merge with and into Buyer (the "Merger"), and following the Merger, the separate corporate existence of the Maker shall cease, and immediately after the effective date of the Merger, Buyer will change its name to "CYMRI, L.L.C."

          D. As part of the consideration for the Merger, the execution of the Merger Agreement and the consummation of the transactions contemplated thereby, Tradestar and Buyer have agreed to assume and pay any and all obligations owing under the Promissory Notes and to pay and perform any obligations and covenants under any documents securing the payment of the Promissory Notes, and to indemnify the Guarantors from any and all liability and obligations under or related to the Promissory Notes and any documents securing the payment thereof:

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the promises contained herein and referenced above and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

     1. Tradestar and Buyer do hereby unconditionally and irrevocably, jointly and severally, assume and agree to timely pay any and all amounts due, or to become due, on the Promissory Notes (including all principal and interest due thereon) directly to the respective payees or other holders of the Promissory Notes, and each of them, to the same extent and to the same effect as if Tradestar and Buyer were the original makers and obligors of the Promissory Notes.

     2. Tradestar and Buyer do hereby unconditionally and irrevocably, jointly and severally, assume and agree to pay and perform all obligations and covenants under any documents securing the payment of the Promissory Notes.

     3. Tradestar and Buyer do hereby unconditionally and irrevocably, jointly and severally, agree to indemnify and save and hold the Guarantors, and each of them, harmless from and against any and all claims, demands, disputes, liabilities, judgments, causes of action, or damages whatsoever asserted by the payees, any other holders or assignees of the Promissory Notes, or any other person, asserted or threatened against the Guarantors, or any of them, for payment of all or any portion of the obligation evidenced by the Promissory Notes, and any other obligation and covenants arising under any of the documents securing the payment of the Promissory Notes (including reasonable attorneys' fees and court costs) and all amounts paid in settlement, compromise or satisfaction thereof, that the Guarantors, or any of them, may pay, incur or otherwise suffer as a consequence of the failure, refusal or inability of Tradestar or Buyer to pay and perform the obligations assumed and agreed to be paid and performed pursuant to this Agreement.

     4. Tradestar and Buyer do hereby unconditionally and irrevocably, jointly and severally, agree to pay all reasonable attorneys' fees and court costs and expenses incurred by the Guarantors, or any of them, in enforcing this Agreement.

     5. This full and complete Agreement to pay and indemnify shall be binding upon Tradestar and Buyer and their respective successors and assigns and shall inure to the benefit of the Guarantors and each of them, and their respective heirs, personal representatives and assigns.

     6. This Agreement is to be construed, interpreted and enforceable under the laws of the State of Texas. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     7. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and together which shall constitute one and the same instrument. This Agreement constitutes and includes that entire agreement of the parties with reference to the subject matter hereof and supersedes all

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

prior agreements and understandings relating to the subject matter hereof. No promise or representation of any kind has been made to any of the parties to this Agreement by any other party or parties to this Agreement or anyone acting for any of such parties, except as is expressly stated in this Agreement.

     8. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules in effect on the date of this Agreement (herein the "AAA Rules"), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be selected pursuant to the AAA Rules and shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law for at least fifteen (15) years, specializing in general commercial litigation or general corporate and commercial matters and (ii) who has both training and experience as an arbitrator and is generally available to serve as an arbitrator. The arbitration shall be governed by the arbitration law of the Federal Arbitration Act and shall be held in Houston, Texas.

     9. All notices and other communications under this Agreement shall be in writing and either (a) delivered against a receipt therefor; (b) mailed by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by telegram or telecopy, in each case addressed as follows:


               (a) if to Tradestar or Buyer to:

                    Tradestar Services, Inc.
                    CYMRI, L.L.C.
                    3451 Candelaria NE
                    Albuquerque, New Mexico 87107
                    Attn:  Frederick A. Huttner, Chief Executive Officer
                    Facsimile:  (505) 872-3303

                    with a copy (which shall not constitute notice) to:

                    Haynes and Boone, LLP
                    One Houston Center
                    1221 McKinney Street, Suite 2100
                    Houston, Texas 77010
                    Attention:  Bryce D. Linsenmayer, Esq.
                    Facsimile:  (713) 236-5540

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

               (b) if to Guarantors to:

                    Larry M. Wright
                    911 Creek Wood Way
                    Houston, Texas 77024
                    Facsimile:   (713) 464-8048

                    Franklin M. Cantrell, Jr.
                    5555 Del Monte Drive
                    Suite 2305
                    Houston, Texas 77056-4121

                    Robert G. Wonish
                    17315 Klee Circle
                    Spring, Texas  77379

                    with a copy (which shall not constitute notice) to:

                    Hirsch & Westheimer, P.C.
                    700 Louisiana, 25th Floor
                    Houston, Texas 77002
                    Attention: Bradley E. Rauch, Esq. and Michael S. Wilk, Esq.
                    Facsimile:  (713) 223-9319


                            [Signature page follows]


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


     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement to be effective as of the date hereof.


TRADESTAR SERVICES, INC.                       TRADESTAR ACQUISITION SUB, L.L.C.



By: /s/ Clarence J. Downs                      By:  /s/ Frederick A. Huttner
   --------------------------------------           -------------------------
        Clarence J. Downs                               Frederick A. Huttner
        Chairman and Chief Executive Officer            Vice President



THE CYMRI CORPORATION


By: /s/ Larry M. Wright
    -------------------------------------
Name:   Larry M. Wright
Title:  Chief Executive Officer and
        President



/s/ Robert G. Wonish
-----------------------------------------
ROBERT G. WONISH



 /s/ Larry M. Wright
-----------------------------------------
LARRY M. WRIGHT



 /s/ Franklin M. Cantrell, Jr.
-----------------------------------------
FRANKLIN M. CANTRELL, JR.

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